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                                   EXHIBIT 3.2
                         CERTIFICATE OF AMENDMENT TO THE
                  ARTICLES OF INCORPORATION OF THE REGISTRANT.
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                            CERTIFICATE OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                       FOREPLAY GOLF & TRAVEL TOURS, INC.


         Pursuant to the applicable provisions of the Nevada Business Corporations Act, Foreplay Golf & Travel Tours, Inc. (the "Corporation") adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST: The present name of the Corporation is Foreplay Golf & Travel Tours, Inc.

         SECOND: The following amendments to its Articles of Incorporation were adopted by the board of directors and by majority consent of shareholders of the Corporation in the manner prescribed by applicable law.

         (1) The Article entitled ARTICLE I - NAME, is amended to read as follows:

ARTICLE I - NAME

         The name of the corporation shall be:  Aladdin Systems Holdings, Inc.

         (2) The Article entitled ARTICLE IV - STOCK, is amended to read as follows:

ARTICLE IV - STOCK

         Common. The aggregate number of common shares which this Corporation shall have authority to issue is 50,000,000 shares of Common Stock having a par value of $.001 per share. All common stock of the Corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid common stock of this Corporation shall not be liable to any further call or assessment.

         Preferred. The Corporation shall be authorized to issue 1,000,000 shares of Preferred Stock having a par value of $.001 per share and with such rights, preferences and designations determined by the board of directors.

         THIRD: The Corporation has effectuated, effective with the commencement of business on Tuesday, October 26, 1999, a 2.2 to 1 reverse stock split as to its shares
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of common stock outstanding as of the opening of business on October 25, 1999, which decreases the outstanding shares as of that date from 1,434,400 shares to 650,000 shares. The forward split shall not change the number of shares of Common Stock authorized for issuance by the Corporation.

         FOURTH: The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was 1,434,400.

         FIFTH: The number of shares voted for such amendments was 810,925 (56.5%) and no shares were voted against such amendment.

         DATED this day of October, 1999.

                                            FOREPLAY GOLF & TRAVEL TOURS, INC.


                                            By: /s/Pam Jowett
                                                ---------------------------
                                                Pam Jowett, President/Secretary


VERIFICATION

STATE OF UTAH              )
                           : ss.
COUNTY OF SALT LAKE        )

         The undersigned being first duly sworn, deposes and states: that the undersigned is the President of Foreplay Golf & Travel Tours, Inc., that the undersigned has read the Certificate of Amendment and knows the contents thereof and that the same contains a truthful statement of the Amendment duly adopted by the board of directors and stockholders of the Corporation.


                                                /s/Pam Jowett
                                                ---------------------------
                                                Pam Jowett, President


STATE OF UTAH              )
                           : ss.
COUNTY OF SALT LAKE        )

         Before me the undersigned Notary Public in and for the said County and State, personally appeared the President and Secretary of Foreplay Golf & Travel
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Tours, Inc., a Nevada corporation, and signed the foregoing Articles of
Amendment as her own free and voluntary acts and deeds pursuant to a corporate resolution for the uses and purposes set forth.

         IN WITNESS WHEREOF, I have set my hand and seal this day of October, 1999.

                                                /s/
                                                ---------------------------
                                                NOTARY PUBLIC

Notary Seal: